Exhibit 99.1

CVR Partners Reports Fourth Quarter and Full-Year 2024 Results

•Declared a fourth quarter 2024 cash distribution of $1.75 per common unit, bringing the cumulative cash distributions declared for 2024 to $6.76 per common unit.
•Achieved a combined ammonia utilization rate of 96 percent for full-year 2024.

SUGAR LAND, Texas (February 18, 2025) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $18 million, or $1.73 per common unit, and EBITDA of $50 million on net sales of $140 million for the fourth quarter of 2024, compared to net income of $10 million, or 94 cents per common unit, and EBITDA of $38 million on net sales of $142 million for the fourth quarter of 2023.

CVR Partners had net income of $61 million, or $5.76 per common unit, and EBITDA of $179 million on net sales of $525 million for full-year 2024, compared to net income of $172 million, or $16.31 per common unit, and EBITDA of $281 million on net sales of $681 million for full-year 2023.

“CVR Partners posted strong operating results for the 2024 full-year and fourth quarter, driven by safe, reliable operations and a combined ammonia production rate of 96 percent for the year,” said Mark Pytosh, Chief Executive Officer. “Despite challenging weather conditions during the fall application, nitrogen fertilizer demand was strong in the fourth quarter, with higher prices compared to the third quarter and strong shipments.

“During the 2025 first quarter, supply and demand for nitrogen fertilizer products have been tight and prices have continued to increase,” Pytosh said. “With the recent rally in grain prices, market conditions look favorable for the spring planting season.

“Looking forward, we will continue to focus on the high utilization of our plants and the generation of free cash flow,” Pytosh said. “In addition, CVR Partners is pleased to declare a fourth quarter 2024 cash distribution of $1.75 per common unit.”

Consolidated Operations

CVR Partners’ fertilizer facilities produced a combined 210,000 tons of ammonia during the fourth quarter of 2024, of which 80,000 net tons were available for sale, while the rest was upgraded to other fertilizer products, including 310,000 tons of UAN. During the fourth quarter of 2023, the fertilizer facilities produced a combined 205,000 tons of ammonia, of which 75,000 net tons were available for sale, while the remainder was upgraded to other fertilizer products, including 306,000 tons of UAN.

For the fourth quarter of 2024, CVR Partners’ average realized gate prices for UAN declined by 5 percent to $229 per ton and ammonia improved by 3 percent to $475 per ton when compared to the fourth quarter of 2023. Average realized gate prices for UAN and ammonia were $241 per ton and $461 per ton, respectively, for the fourth quarter of 2023.

CVR Partners’ fertilizer facilities produced a combined 836,000 tons of ammonia for full-year 2024, of which 270,000 net tons were available for sale, while the rest was upgraded to other fertilizer products, including 1,273,000 tons of UAN. For full-year 2023, the fertilizer facilities produced a combined 864,000 tons of ammonia, of which 270,000 net tons were available for sale, while the remainder was upgraded to other fertilizer products, including 1,369,000 tons of UAN.

For full-year 2024, the average realized gate price for UAN declined by 20 percent to $248 per ton and ammonia declined 16 percent to $479 per ton when compared to full-year 2023. Average realized gate prices for UAN and ammonia were $309 per ton and $573 per ton, respectively, for full-year 2023.

Distributions

CVR Partners announced that the board of directors of its general partner (the “Board”) declared a fourth quarter 2024 cash distribution of $1.75 per common unit, which will be paid on March 10, 2025, to common unitholders of record as of March 3, 2025.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

Fourth Quarter 2024 Earnings Conference Call

CVR Partners previously announced that it will host its fourth quarter and full-year 2024 Earnings Conference Call on Wednesday, February 19, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The fourth quarter and full-year 2024 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/kcgnk2wr. A repeat of the call can be accessed for 14 days by dialing (877) 660-6853, conference ID 13751233.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales; drivers of our results; utilization and production rates; nitrogen fertilizer pricing and demand; farmer economics and planting seasons; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; ability to generate free cash flow; distributions, including the timing, payment and amount (if any) thereof; global fertilizer industry conditions; grain prices; crop inventory levels; direct operating expenses; capital expenditures; turnaround expense and timing; cash reserves; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of the planting season on our business; general economic and business conditions, political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the United States economy generally as a result of actions taken by a new administration, including the imposition of tariffs or changes in climate or other laws, rules, regulations, or policies; potential operating hazards and impacts from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; the health and economic effects of any pandemic; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

Contact Information:

Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the three and twelve months ended December 31, 2024 and 2023:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(unaudited)

Statement of Operations Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per unit data)	2024	2023	2024	2023
Net sales (1)	$139,555	$141,619	$525,324	$681,477
Operating costs and expenses:
Cost of materials and other	26,437	33,385	104,141	134,377
Direct operating expenses (exclusive of depreciation and amortization)	55,922	63,154	214,222	234,916
Depreciation and amortization	24,033	20,636	88,096	79,720
Cost of sales	106,392	117,175	406,459	449,013
Selling, general and administrative expenses	7,348	7,043	28,414	29,523
Loss on asset disposal	83	209	100	1,533
Operating income	25,732	17,192	90,351	201,408
Other income (expense):
Interest expense, net	(7,411)	(7,059)	(29,827)	(28,653)
Other income, net	76	54	453	(33)
Income before income tax expense	18,397	10,187	60,977	172,722
Income tax expense	102	212	77	289
Net income	$18,295	$9,975	$60,900	$172,433

Basic and diluted earnings per common unit	$1.73	$0.94	$5.76	$16.31
Distributions declared per common unit	1.19	1.55	6.69	26.62

EBITDA*	$49,841	$37,882	$178,900	$281,095
Available cash for distribution*	18,476	17,752	71,511	188,193

Weighted-average common units outstanding:
Basic and diluted	10,570	10,570	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)Below are the components of net sales:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Components of net sales:
Fertilizer sales	$125,818	$127,663	$472,409	$621,185
Other	13,737	13,956	52,915	60,292
Total net sales	$139,555	$141,619	$525,324	$681,477

Selected Balance Sheet Data

(in thousands)	December 31, 2024	December 31, 2023
Cash and cash equivalents	$90,857	$45,279
Working capital	122,192	90,396
Total assets	1,018,724	975,332
Total debt, including current portion	568,851	547,308
Total liabilities	725,654	672,452
Total partners’ capital	293,070	302,880

Selected Cash Flow Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net cash flows provided by (used in):
Operating activities	$12,791	$(17,863)	$150,541	$243,526
Investing activities	(17,535)	(9,650)	(31,892)	(2,722)
Financing activities	(14,938)	(16,383)	(73,071)	(281,864)
Net (decrease) increase in cash and cash equivalents	$(19,682)	$(43,896)	$45,578	$(41,060)

Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Maintenance	$14,423	$10,743	$30,014	$28,025
Growth	3,435	241	7,049	1,056
Total capital expenditures	$17,858	$10,984	$37,063	$29,081

Key Operating Data

	Three Months Ended December 31,		Year Ended December 31,
(percent of capacity utilization)	2024	2023	2024	2023
Ammonia utilization rate (1)	96%	94%	96%	100%

(1)Reflects our ammonia utilization rate on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and twelve months ended December 31, 2024 and 2023, respectively, and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Consolidated sales (thousands of tons):
Ammonia	97	98	271	281
UAN	310	320	1,260	1,395

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$475	$461	$479	$573
UAN	229	241	248	309

Consolidated production volume (thousands of tons):
Ammonia (gross produced) (2)	210	205	836	864
Ammonia (net available for sale) (2)	80	75	270	270
UAN	310	306	1,273	1,369

Feedstock:
Petroleum coke used in production (thousands of tons)	123	131	517	518
Petroleum coke (dollars per ton)	$55.71	$77.09	$59.69	$78.14
Natural gas used in production (thousands of MMBtus) (3)	2,224	2,033	8,667	8,462
Natural gas used in production (dollars per MMBtu) (3)	$3.00	$2.95	$2.56	$3.42
Natural gas in cost of materials and other (thousands of MMBtus) (3)	2,352	2,317	7,755	8,671
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.50	$2.83	$2.50	$3.84

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Ammonia — Southern plains (dollars per ton)	$526	$648	$526	$564
Ammonia — Corn belt (dollars per ton)	595	704	573	644
UAN — Corn belt (dollars per ton)	274	301	277	311

Natural gas NYMEX (dollars per MMBtu)	$2.98	$2.92	$2.41	$2.67

Q1 2025 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the first quarter of 2025. See “Forward-Looking Statements” above.

	Q1 2025
	Low	High
Ammonia utilization rate	95%	100%

Direct operating expenses (in millions) (1)	$55	$65
Total capital expenditures (in millions) (2)	$12	$16

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Available Cash for Distribution

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net income	$18,295	$9,975	$60,900	$172,433
Interest expense, net	7,411	7,059	29,827	28,653
Income tax expense	102	212	77	289
Depreciation and amortization	24,033	20,636	88,096	79,720
EBITDA and Adjusted EBITDA	49,841	37,882	178,900	281,095
Adjustments (Reserves)/Releases:
Accrued interest expense (excluding capitalized interest)	(8,717)	(8,486)	(34,173)	(33,885)
Future operating needs (1)	—	7,500	—	(6,350)
Capital expenditures (2)	(18,698)	(15,019)	(59,114)	(56,400)
Turnaround expenditures, net (3)	(3,175)	(3,344)	(12,947)	(11,543)
Equity method investment (4)	(775)	(781)	(1,155)	15,776
Principal payments on senior secured notes and deferred financing costs	—	—	—	(500)
Available cash for distribution (5)	$18,476	$17,752	$71,511	$188,193

Common units outstanding	10,570	10,570	10,570	10,570

(1)Amount consists of adjustment of expenses incurred by the city of Coffeyville during winter storm Uri in 2021 and cash impacts thereof and reserves established by the Board for potential future cash needs related to nitrogen fertilizer seasonality and feedstock price volatility.
(2)Amount consists of maintenance capital expenditures, including additional reserves for future growth projects of $4 million and $4 million for the three months ended December 31, 2024 and 2023, respectively, and $29 million and $28 million for the years ended December 31, 2024 and 2023, respectively.
(3)Amount consists of reserves for periodic, planned turnarounds, net of expenditures incurred in the period.
(4)Amount consists of distributions received by the Partnership adjusted for the amortization of deferred revenue related to the 45Q transaction.
(5)Amount represents the cumulative available cash for distribution based on full year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period. The Partnership declared and paid cash distributions of $1.68, $1.92, $1.90, and $1.19 per common unit related to the fourth quarter of 2023, and the first, second, and third quarters of 2024, respectively, and declared a cash distribution of $1.75 per common unit related to the fourth quarter of 2024, to be paid in March 2025.